Confidential AlTi Tiedemann Global announces closing of previously announced strategic investment from Allianz X NEW YORK, NY, July 31 2024 – AlTi Global, Inc. (NASDAQ: ALTI) (“AlTi” or the “Company”), a leading independent global wealth and alternatives manager with over $70 billion in combined assets, today announced the closing of a strategic investment of up to $300 million by Allianz X. Allianz X, an investment arm of Allianz SE (XETRA: ALV), one of the world’s leading insurers and asset managers with around 125 million private and corporate customers in almost 70 countries, has made an investment of $250 million, through one of its affiliates, and has the option to invest up to an additional $50 million. This investment is part of the previously announced strategic investment of up to $450 million from Allianz X and Constellation Wealth Capital (“CWC”). The $150 million investment from CWC, an alternative asset management platform specializing in making tailored investments in well-positioned wealth management firms, closed earlier this year and was used to fund the acquisitions of East End Advisors and Envoi, LLC in April and July, respectively. AlTi expects to use the capital principally to continue to fund its mergers and acquisitions pipeline and organic growth activities. This will expand the scale and reach of AlTi’s global ultra-high-net- worth wealth management and strategic alternatives business in existing and new markets, leveraging the industry expertise and relationships of both Allianz and CWC. The partnership with Allianz offers opportunities to provide additional solutions to service both companies’ clients more holistically. In connection with the closing of the investment, Andreas Wimmer, Member of Board of Management of Allianz SE, Asset Management, US Life Insurance, and Nazim Cetin, Chief Executive Officer of Allianz X, will be appointed to the AlTi board. Under the terms of the agreement AlTi sold 140,000 shares of newly created Series A Cumulative Convertible Preferred Stock and 19,318,580.96 shares of AlTi’s Class A common stock, for a purchase price equal to $250 million, and issued warrants for 5,000,000 shares of Class A common stock. Further details are included in the Company’s current report on Form 8-K filed with the Securities and Exchange Commission. About AlTi AlTi Tiedemann Global is a leading independent global wealth manager providing entrepreneurs, multi-generational families, institutions, and emerging next-generation leaders with fiduciary capabilities as well as alternative investment strategies and advisory services. AlTi’s comprehensive offering is underscored by a commitment to impact or values-aligned investing. The firm currently manages or advises on over $70 billion in combined assets and has an expansive network with approximately 400 professionals across three continents. For more information, please visit us at www.Alti-global.com. About Allianz X Allianz X invests in innovative growth companies in ecosystems relevant to insurance and asset management. It has a global portfolio of over 25 companies and assets under management of more than 1.7 billion euros. Allianz X has counted 12 unicorns among its portfolio so far. The heart, brains, and drive behind it all are a talented team of around 40 people in Munich and New York. On behalf of leading global insurer and asset manager Allianz Group, Allianz X provides an interface between Allianz companies and the broader ecosystem, enabling collaborative partnerships in insurtech, fintech, wealth, and beyond.

Confidential As an investor, Allianz X supports growth companies to take the next bold steps and realize their full potential. Keep up with the latest at Allianz X on Medium, LinkedIn, and X (formerly Twitter). About Allianz The Allianz Group is one of the world's leading insurers and asset managers with around 125 million* private and corporate customers in nearly 70 countries. Allianz customers benefit from a broad range of personal and corporate insurance services, ranging from property, life and health insurance to assistance services to credit insurance and global business insurance. Allianz is one of the world’s largest investors, managing around 746 billion euros** on behalf of its insurance customers. Furthermore, our asset managers PIMCO and Allianz Global Investors manage about 1.8 trillion euros** of third-party assets. Thanks to our systematic integration of ecological and social criteria in our business processes and investment decisions, we are among the leaders in the insurance industry in the Dow Jones Sustainability Index. In 2023, over 157,000 employees achieved total business volume of 161.7 billion euros and an operating profit of 14.7 billion euros for the group. * Including non-consolidated entities with Allianz customers. ** As of March 31, 2024 Forward-Looking Statements Some of the statements in this press release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking. Words such as “anticipate,” “believe,” “continue,” “estimate,” “expect,” “future,” “intend,” “may,” “plan” and “will” and similar expressions identify forward-looking statements. Forward-looking statements reflect management’s current plans, estimates and expectations and are inherently uncertain. The inclusion of any forward- looking information in this press release should not be regarded as a representation that the future plans, estimates or expectations contemplated will be achieved. Forward-looking statements are subject to various risks, uncertainties and assumptions. Important factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to, global and domestic market and business conditions, successful execution of business and growth strategies and regulatory factors relevant to our business, as well as assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy and liquidity and the risks and uncertainties described in greater detail under “Risk Factors” included in AlTi’s registration statement on Form 10-K filed March 22, 2024, as amended on April 5, 2024, and in the subsequent reports filed with the SEC, as such factors may be updated from time to time. We undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. Contacts AlTi Global Investor Relations: Lily Arteaga, Head of Investor Relations, investor@alti-global.com AlTi Global Media Relations: Alex Jorgensen, pro-alti@prosek.com Allianz X Media Relations: Gregor Wills, Head of PR & Communications, gregor.wills@allianz.com